Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 112 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our report, dated November 27, 2012 on Mid Cap Growth Portfolio included in the Annual Report to Shareholders Morgan Stanley Institutional Fund Trust for the fiscal year ended September 30, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 12, 2013